Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Siebert Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Type	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)

Fees to be Paid	Equity	Common stock, par value $.01 per share
Fees to be Paid	Equity	Preferred stock
Fees to be Paid	Equity	Depositary shares
Fees to be Paid	Debt	Debt securities
Fees to be Paid	Other	Warrants
Fees to be Paid	Other	Units(4)
Fees to be Paid	Other	Subscription rights
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)			$100,000,000	0.00015310	$15,310
	Total Offering Amounts					$100,000,000		$15,310
	Total Fees Previously Paid							—
	Total Fees Offsets							$9,270
	Net Fee Due							$6,040

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—							—
Rules 457(p)
Fee Offset Claims	Siebert Financial Corp.	S-3	333-262895	February 18, 2022		$9,270	(5)	Unallocated (Universal) Shelf	—	N/A	$90,400,000
Fee Offset Sources	Siebert Financial Corp.	S-3	333-262895		February 18, 2022							$9,270

(1)	There are being registered pursuant to the registration statement such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) depository shares, (d) debt securities, (e) warrants to purchase common stock, preferred stock, depositary shares or debt securities of the registrant, (f) subscription rights to purchase common stock, preferred stock, depository shares, debt securities, warrants or units consisting of some or all of these securities of the registrant, and (g) units consisting of some or all of these securities, as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $100,000,000, or the equivalent thereof in foreign currencies. There are also being registered under the registration statement an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of warrants or pursuant to antidilution provisions thereof or offered or issued from share splits, share dividends, recapitalizations or similar transactions.

(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under the registration statement and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(4)	Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.

(5)	On February 18, 2022, the registrant filed a Registration Statement on Form S-3 (the “Prior Registration Statement”) registering up to $100,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, units and subscription rights and paying the associated filing fee. Of the $100,000,000 of securities registered with the Prior Registration Statement, $0 have been sold. The Prior Registration Statement expired on March 2, 2025, and therefore all offerings thereunder have been completed or terminated. As a result, the registrant has $100,000,000 of unsold securities and $9,270 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees associated with the Prior Registration Statement to offset the filing fee payable in connection with this filing.